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SERVICER COMPLIANCE STATEMENT
RE: Structured Asset Securities Corporation Mortgage Loan Trust 2007-BNC1 Mortgage Pass-Through Certificates,
Series 2007-BNC1: This Securitization Servicing Agreement (this "Agreement"), entered into as of the 1st day of
October, 2007, by and among Lehman Brothers Holdings Inc., a Delaware corporation (the "Seller"), JPMorgan Chase
Bank, National Association, a national banking association (the "Servicer"), Aurora Loan Services LLC, as master servicer (the "Master Servicer") and acknowledged by U.S. Bank National Association, as trustee (the "Trustee") under the Trust Agreement
The undersigned, a duly authorized officer of JPMorgan Chase Bank, National Association, as servicer (the "Servicer")
pursuant to the Structured Asset Securities Corporation Mortgage Loan Trust 2007-BNC1 Mortgage Pass-Through
Certificates, Series 2007-BNC1 (The "Agreement"), does hereby certify that:
(1)
A review of the activities of the Servicer during the calendar year ending December 31, 2007 and of the performance of the Servicer under the Agreement has been made under my supervision; and
(2)
To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Date: 02/28/2008
JPMorgan Chase Bank,
National Association,
as Servicer
By: /s/ David Lowman
Name: David Lowman
Title: Executive Vice President